UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  July 15, 2016

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

Effective as of July 15, 2016, the Board of Directors (the “Board”) of ServiceMaster Global Holdings, Inc. (the “Company”) increased the number of directors serving on the Board from seven to nine and filled the vacancies created by such newly-created directorships by appointing Jerri L. DeVard and John B. Corness.  Ms. DeVard will serve as a Class III Director, where her initial term will expire at the Company’s 2017 annual stockholders meeting and Mr. Corness will serve as a Class I Director, where his initial term will expire at the Company’s 2018 annual stockholders meeting.  The Board determined, after considering all of the relevant facts and circumstances, that both Ms. DeVard and Mr. Corness are “independent” as defined under NYSE listing standards.

No arrangements exist between the Company and either Ms. DeVard or Mr. Corness or any other person pursuant to which they were selected as a director.  There are no transactions in which either Ms. DeVard or Mr. Corness have an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Ms. DeVard and Mr. Corness will be entitled to participate in the Company’s publicly disclosed director compensation plans, pursuant to which they will receive an annual retainer on the same terms as the Company’s other non-employee directors.  Such director compensation plans are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 21, 2016 under “The Board of Directors and Corporate Governance— Director Compensation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

July 15, 2016	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer